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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-A

                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934


                               PWG CAPITAL TRUST I
             (Exact name of registrant as specified in its charter)



                      DELAWARE                                      13-7099828
(State of incorporation or organization)                        (I.R.S. Employer
                                                             Identification No.)


1285 Avenue of the Americas, New York, New York                      10019
(Address of principal executive offices)                           (Zip Code)



                             PAINE WEBBER GROUP INC.
             (Exact name of registrant as specified in its charter)



                      DELAWARE                                      13-2760086
(State of incorporation or organization)                       (I.R.S. Employer
                                                             Identification No.)


1285 Avenue of the Americas, New York, New York                      10019
(Address of principal executive offices)                           (Zip Code)





        Securities to be registered pursuant to Section 12(b) of the Act:




Title of each class                                                            Name of each exchange on which
to be so registered                                                            each class is to be registered
-------------------                                                            ------------------------------


__% Preferred Trust Securities                                                 New York Stock Exchange, Inc.
(and the Guarantee with respect
thereto)



         If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

         If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

     Securities to be registered pursuant to Section 12(g) of the Act: None
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Item 1.  Description of Registrant's Securities to be Registered.

         The terms and provisions of (a) % Preferred Trust Securities (the "Preferred Securities"), representing preferred undivided beneficial interests in the assets of PWG Capital Trust I (the "Trust"), a statutory business trust created under the laws of the State of Delaware, and (b) the related guarantee thereof by Paine Webber Group Inc., a Delaware corporation ("the Company"), are described in the Preliminary Prospectus Supplement dated October 10, 1996, and Preliminary Prospectus dated October 10, 1996, of the Company and the Trust, filed with the Securities and Exchange Commission as part of the Registration Statement on Form S-3 of the Company and the Trust (Registration Nos. 333-13831 and 333-13831-01) on October 10, 1996, as amended, which is incorporated herein by reference (the "Registration Statement").


Item 2.  Exhibits.

         1. Registration Statement (see Item 1 above).

         2. Certificate of Trust of the Trust (incorporated by reference to Exhibit 4.4 to the Registration Statement).

         3. Declaration of Trust of the Trust (incorporated by reference to Exhibit 4.3 to the Registration Statement).

         4. Form of Amended and Restated Declaration of Trust of the Trust (incorporated by reference to Exhibit 4.11 to the Registration Statement).

         5. Form of Preferred Security (incorporated by reference to Exhibit
4.12 to the Registration Statement).

         6. Form of Guarantee Agreement (incorporated by reference to Exhibit
4.15 to the Registration Statement).

         7. Form of Junior Subordinated Debt Indenture between the Company and The Chase Manhattan Bank, as Trustee (incorporated by reference to Exhibit 4.1 to the Registration Statement).

         8. Form of Supplemental Indenture to the Junior Subordinated Debt Indenture between the Company and The Chase Manhattan Bank, as Trustee (incorporated by reference to Exhibit 4.13 to the Registration Statement).

         9. Form of Junior Subordinated Debt Security (incorporated by reference to Exhibit 4.14 to the Registration Statement).
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                                                                               3
                                   SIGNATURES


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized.

Date:  November 8, 1996                   PAINE WEBBER GROUP INC.

                                               by  /s/ Pierce R. Smith
                                                  ----------------------------
                                                   Name:  Pierce R. Smith
                                                   Title: Treasurer


                                          PWG CAPITAL TRUST I

                                               by  PAINE WEBBER GROUP INC.,
                                                     as Sponsor

                                               by  /s/ Pierce R. Smith
                                                  -----------------------------
                                                   Name:  Pierce R. Smith
                                                   Title: Trustee


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INDEX TO EXHIBITS


         1. Registration Statement (see Item 1 above).

         2. Certificate of Trust of the Trust (incorporated by reference to Exhibit 4.4 to the Registration Statement).

         3. Declaration of Trust of the Trust (incorporated by reference to Exhibit 4.3 to the Registration Statement).

         4. Form of Amended and Restated Declaration of Trust of the Trust (incorporated by reference to Exhibit 4.11 to the Registration Statement).

         5. Form of Preferred Security (incorporated by reference to Exhibit
4.12 to the Registration Statement).

         6. Form of Guarantee Agreement (incorporated by reference to Exhibit
4.15 to the Registration Statement).

         7. Form of Junior Subordinated Debt Indenture between the Company and The Chase Manhattan Bank, as Trustee (incorporated by reference to Exhibit 4.1 to the Registration Statement).

         8. Form of Supplemental Indenture to the Junior Subordinated Debt Indenture between the Company and The Chase Manhattan Bank, as Trustee (incorporated by reference to Exhibit 4.13 to the Registration Statement).

         9. Form of Junior Subordinated Debt Security (incorporated by reference to Exhibit 4.14 to the Registration Statement).